Clarivate Reaffirms its 2021 Outlook and Provides 2021 Adjusted EPS Outlook
—    Files Form 10-Q for the First Quarter 2021 —
London, UK -- May 10, 2021 - Clarivate Plc (NYSE: CLVT) (the “Company” or “Clarivate”), a global leader in providing trusted information and insights to accelerate the pace of innovation, today announced that it reaffirmed its 2021 outlook for Adjusted revenues(1), Adjusted EBITDA(1), Adjusted EBITDA margin(1) and Adjusted free cash flow(1) and issued its 2021 Adjusted diluted EPS(1) outlook. Additionally, the Company filed its Form 10-Q for the period ending March 31, 2021 and an amendment to its Annual Report on Form 10-K for the period ending December 31, 2020.
As previously disclosed, following consideration of an April 12, 2021 announcement by the Securities and Exchange Commission that is broadly applicable to warrants issued by special purpose acquisition companies (“SPACs”), the Company concluded that certain of its warrants, originally issued by the SPAC that the Company merged with in 2019, should be classified as liabilities in the Company’s financial statements prepared according to generally accepted accounting principles (“GAAP”). The Company has filed restated financial statements for the years ended December 31, 2020 and 2019 and the quarterly periods ended September 30, 2020, June 30, 2020, March 31, 2020, September 30, 2019 and June 30, 2019. This change did not affect previously reported GAAP revenues, loss from operations, long-term debt or cash flows from operating activities, or the Non-GAAP measures including Adjusted EBITDA, Free Cash Flow or Adjusted Free Cash Flow.
The Company also issued its first quarter 2021 per share information. For the first quarter 2021, net loss was $24.0 million or ($0.04) per diluted share, compared to a loss of $129.6 million or ($0.38) per diluted share for the prior year period. Adjusted net income for the first quarter 2021 increased to $88.4 million or $0.14 per diluted share, compared to $25.5 million or $0.07 per diluted share for the prior year period.

Outlook for 2021 (forward-looking statement)
The full year 2021 updated outlook presented below assumes no further currency movements, acquisitions, divestitures, or unanticipated events.
The below outlook includes Non-GAAP measures. Please see “Reconciliation to Certain Non-GAAP measures” presented below for important disclosure and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this earnings press release.

Outlook
Adjusted revenues	$1.79B to $1.84B
Adjusted EBITDA	$790M to $825M
Adjusted EBITDA margin	44% to 45%
Adjusted diluted EPS	$0.74 to $0.79
Adjusted free cash flow	$450M to $500M

(1) Non-GAAP Measures - Please see “Reconciliation to Certain Non-GAAP measures” in this press release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this press release.

Use of Non-GAAP Financial Measures
Non-GAAP results are not presentations made in accordance with U.S. generally accepted accounting principles ("GAAP") and are presented only as a supplement to our financial statements based on GAAP. Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP. They are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.
We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
Definitions and reconciliations of non-GAAP measures, such as Adjusted Revenues, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, Free Cash Flow, and Adjusted Free Cash Flow to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.

Forward-Looking Statements
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as amended, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

About Clarivate
Clarivate™ is a global leader in providing solutions to accelerate the lifecycle of innovation. Our bold mission is to help customers solve some of the world’s most complex problems by providing actionable information and insights that reduce the time from new ideas to life-changing inventions in the areas of science and intellectual property. We help customers discover, protect and commercialize their inventions using our trusted subscription and technology-based solutions coupled with deep domain expertise. For more information, please visit clarivate.com.

Reconciliation to Certain Non-GAAP Measures
(Amounts in tables may not sum due to rounding)
Adjusted Revenues
Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions).
The following table presents our calculation of Adjusted Revenues for the Outlook for 2021 and reconciles this measure to our Revenues, net for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Revenues, net	$1,786.4	$1,836.4
Deferred revenues adjustment(1)	3.6	3.6
Adjusted revenues, net	$1,790.0	$1,840.0
(1) Reflects the deferred revenues adjustment made as a result of purchase accounting.

Adjusted EBITDA
Adjusted EBITDA is calculated using net (loss) income before provision for income taxes, depreciation and amortization and interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income), share-based compensation, unrealized foreign currency gains/(losses), transition services agreement costs entered into with Thomson Reuters in 2016 ("Transition Services Agreement"), separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-cash income/(loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, and certain unusual items impacting results in a particular period.
The following table presents our calculation of Adjusted EBITDA for the Outlook for 2021 and reconciles this measure to our Loss from operations for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Net loss	$(2.5)	$32.5
Provision for income taxes	29.4	29.4
Depreciation and amortization	545.8	545.8
Interest, net	151.3	151.3
Transition, transition services agreement, and integration expense(1)	40.3	40.3
Share-based compensation expense	26.0	26.0
Other	(0.3)	(0.3)
Adjusted EBITDA	$790.0	$825.0
Adjusted EBITDA margin	44%	45%
(1) Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.

Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted Net Income (Loss) is calculated using net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, unrealized foreign currency gains/(losses), Transition Services Agreement costs, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, debt extinguishment costs and refinancing related costs, non-cash income (loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period.
The following table presents our calculation of Adjusted Diluted EPS for the Outlook for 2021 and reconciles these measures to our Net loss for the same period:

	Year Ending December 31, 2021 (Forecasted)
	Low	High
	Per Share	Per Share
Net income (loss)	$0.00	$0.05
Transition, transition services agreement, and integration expense(1)	0.07	0.07
Share-based compensation expense	0.04	0.04
Amortization related to acquired intangible assets	0.68	0.68
Income tax impact of related adjustments	(0.05)	(0.05)
Adjusted Diluted EPS	$0.74	$0.79
Weighted average ordinary shares (Diluted)	631,043,005

(1) Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.

Free Cash Flow and Adjusted Free Cash Flow
Free cash flow is calculated using net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for transition services agreement, transition, transformation and integration expenses, transaction related costs and debt issuance costs offset by cash received for hedge accounting transactions. The following table reconciles our non-GAAP free cash flow and Adjusted free cash flow measure to net cash provided by operating activities:
The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2021 and reconciles this measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Net cash provided by operating activities	$559.7	$609.7
Capital expenditures	(151.7)	(151.7)
Free Cash Flow	408.0	458.0
Transition, transition services agreement, and integration expense(1)	42.0	42.0
Adjusted free cash flow	$450.0	$500.0
(1) Includes cash payments related to restructuring and other cost optimization activities.

Adjusted Net Income and Adjusted Diluted EPS

Adjusted Net Income is calculated using net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mark to market adjustment on financial instruments, unrealized foreign currency gains/(losses), Transition Services Agreement costs, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, debt extinguishment costs and refinancing related costs, non-cash income (loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period.

The following table presents our calculation of Adjusted Net Income and Adjusted Diluted EPS for the three months ended March 31, 2021 and 2020 and reconciles these measures to our Net loss and EPS for the same periods:

	Three months ended March 31,		Three months ended March 31,
	2021		2020 (As Restated)(8)
(in millions, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income (loss)	(24.0)	(0.04)	(129.6)	(0.38)
Dilutive impact of potential common shares	—	—	—	0.02
Net income (loss)	(24.0)	(0.04)	(129.6)	(0.36)
Transition services agreement costs(1)	—	—	1.6	—
Transition, transformation and integration expense(2)	—	—	2.2	0.01
Deferred revenues adjustment(3)	3.0	—	1.9	0.01
Transaction related costs(4)	(26.6)	(0.04)	26.7	0.07
Share-based compensation expense	10.7	0.02	17.5	0.05
Mark to market adjustment on financial instruments(7)	(51.2)	(0.08)	55.6	0.15
Amortization related to acquired intangible assets	110.9	0.18	40.2	0.11
Restructuring and impairment(5)	64.7	0.10	7.8	0.02
Debt extinguishment costs and refinancing related costs	—	—	8.6	0.02
Other(6)	15.6	0.03	(2.5)	(0.01)
Income tax impact of related adjustments	(14.8)	(0.02)	(4.5)	(0.01)
Adjusted net income and Adjusted Diluted EPS	$88.4	$0.14	$25.5	$0.07
Weighted average ordinary shares (Diluted)	623,254,313		366,584,014

(1)In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets.
(2)Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups.
(3)Reflects the deferred revenues adjustment as a result of purchase accounting.
(4)Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
(5)Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related costs following the acquisition of DRG and CPA Global in 2020.
(6)Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
(7)Mark to market adjustment on financial instruments consists of the mark to market accounting adjustments related to certain of the Company's warrants issued to the founders of Churchill Capital Corp, a special purpose acquisition company or “SPAC” with which the Company consummated a business combination transaction in May 2019.
(8)As disclosed in Amendment No. 1 to the Company’s Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on May 10, 2021, Clarivate Plc amended its Annual Report on Form 10-K for the year ended December 31, 2020, originally filed with the SEC on February 26, 2021, to restate our Consolidated Financial Statements and related footnote disclosures as of and for the year ended December 31, 2020 and 2019, and our Condensed Consolidated Financial Statements for the quarters ended June 30, 2019, September 30, 2019, March 31, 2020, June 30, 2020, and September 30, 2020.

Media Contact:
Tabita Seagrave, Head of Global Corporate Communications
tabita.seagrave@clarivate.com
Investor Relations Contact:
Mark Donohue, Head of Global Investor Relations
mark.donohue@clarivate.com
215-243-2202